Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 15, 2021, relating to the financial statements of Columbia Properties Tahoe, LLC, d/b/a MontBleu Casino Resort & Spa appearing in the Current Report on Form 8-K of Bally’s Corporation dated March 16, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Las Vegas, NV

March 18, 2021